UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Reported Event): May 1, 2007 (May 1, 2007)

DataLogic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                         0-30382                                    33-0755473

(State or other jurisdiction of incorporation)(Commission File Number)(IRS Employer Identification No.)

30950 Rancho Viejo Rd. #120, San Juan Capistrano, CA  92675

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 1, 2007, DataLogic International, Inc. filed to deregister its common stock and suspend reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007

DATALOGIC INTERNATIONAL, INC.

a Delaware corporation

By: /s/ Keith C. Moore

Name: Keith C. Moore

Title: Chief Executive Officer

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